                                                                   EXHIBIT 10.27

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), made and entered into as of September 4, 2001, is by and between Lawson Software, Inc., a Delaware corporation (the "Borrower"), and U.S. Bank National Association, a national banking association (the "Bank").

                                    RECITALS

                  1. The Bank and the Borrower entered into an Amended and Restated Credit Agreement dated as of May 31, 2001 (the "Amended and Restated Credit Agreement"); and

                  2. The Borrower desires to amend certain provisions of the Amended and Restated Credit Agreement, and the Bank has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

                  SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Credit Agreement, unless the context shall otherwise require.

                  SECTION 2. AMENDMENTS. The Amended and Restated Credit Agreement is hereby amended as follows:

                  2.1 DEFINITIONS. The definitions of "Applicable Margin", "EBITDA" "Fixed Charge Coverage Ratio", "Interest Expense" "Revolving Commitment Amount" and "Termination Date" contained in Section 1.2 of the Amended and Restated Credit Agreement are amended to read in their entireties as follows:

                  "Applicable Margin": With respect to each Prime Rate Tranche, the Applicable Margin set forth in the table below as in effect from time to time, and with respect to each Eurodollar Rate Tranche, the Applicable Margin set forth in the table below as in effect on the first day of each Interest Period for such Eurodollar Rate Tranche for such Interest Period; in each case, determined based on the Cash Flow Leverage Ratio as of the end of each Cash Flow Measurement Period:

                                                       Prime
     Cash Flow Leverage Ratio                           Rate       Eurodollar
      (in each case, to 1.00)                         Tranches      Tranches
     ------------------------                         --------     ----------

     Greater than or equal to 1.00                        0.25%         1.75%
     Less than 1.00                                       0.00%         1.50%

Notwithstanding the foregoing, the Applicable Margin shall not be adjusted for any quarter until the tenth Business Day after receipt by the Bank of the compliance certificate required under Section 5.1(c) for the last month of the prior Cash Flow Measurement Period supported by financial statements required under Section 5.1(b) for the last month of the prior Cash Flow Measurement Period; and moreover, if the Borrower has not furnished the compliance certificate and financial statements required under Sections 5.1(b) and 5.1(c) for the last month of any Cash Flow Measurement Period prior to the first day of the second month of the following fiscal quarter, the Applicable Margin shall be calculated as if the Cash Flow Leverage Ratio as of the last day of such Cash Flow Measurement Period were greater than 1.00 to 1.00 for the period from the first day of such second month until up to the tenth Business Day after such financial statements are received by the Bank.

                  "EBITDA": For any period of determination, the consolidated net income of the Borrower before deductions for income taxes, Interest Expense, Non-cash Interest Expense, depreciation and amortization, the 1999 Option Payment, 2001 Redemption Charges, Stock Charges and the issuance of the HP Warrant and the HCA Warrant, all as determined in accordance with GAAP.

                  "Fixed Charge Coverage Ratio": For any period of determination, the ratio of the Borrower's (a) EBITDA minus cash taxes and Capital Expenditures not financed with term debt, to (b) Interest Expense plus mandatory principal payments on the Borrower's interest bearing Indebtedness for the period of determination.

                  "Interest Expense": For any period of determination, the sum of (a) the aggregate amount, without duplication, of interest expense determined in accordance with GAAP, minus (b) Non-cash Interest Expense.

                  "Revolving Commitment Amount": $25,000,000, as the same may be reduced from time to time pursuant to Section 2.13.

                  "Termination Date": The earliest of (a) September 30, 2003,
(b) the date on which the Revolving Commitment is terminated pursuant to Section
7.2 hereof, or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.13 hereof.

                  Section 1.2 of the Amended and Restated Credit Agreement is further amended by adding the definitions of "Cash Flow Leverage Ratio", "Guarantors" "Non-cash Interest Expense" and "Stock Charges" thereto in correct alphabetical order and by deleting the definition of "2001 Stock Charges":

                  "Cash Flow Leverage Ratio": As defined in Section 6.16.

                  "Guarantors": Lawson Software USA, Inc., a Delaware corporation, Lawson Technologies, Inc., a Delaware corporation, and any other Persons or entities that may, from time to time, execute and deliver to the Bank a guaranty of the Borrower's indebtedness under this Agreement.

                  "Non-cash Interest Expense": For any period of determination, the sum of (a) amortization of OID on the Senior Subordinated Convertible Note, plus (b) amortization of debt issuance costs associated with the Senior Subordinated Convertible Note, plus (c) accretion of put warrants associated with the Senior Subordinated Convertible Notes.

                  "Stock Charges": All compensation expenses related to or arising from the Borrower's issuance to employees or contractors of options to purchase shares of Common Stock and expenses related to or arising from the issuance to employees of "Phantom Stock" in association with foreign employee retirement plans.

                  2.2 REPORTING. Sections 5.1(a), 5.1(b), 5.1(d) and 5.1(i) are amended to read in their entireties as follows:

                  (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (i) the financial statements of the Borrower consisting of at least consolidated and consolidating statements of income, cash flow and stockholders' equity, and a consolidated and consolidating balance sheet as at the end of such year, prepared in accordance with GAAP on a consistent basis, setting forth in each case in comparative form corresponding figures from the previous fiscal year end, audited by Price Waterhouse Coopers or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

                  (b) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated and consolidating statements of income, cash flow and stockholders' equity for the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated and consolidating balance sheet of the Borrower as at the end of such month, prepared in accordance with GAAP on a consistent basis, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower, subject to year-end audit adjustments.

                  (d) As soon as practicable and in any event not later than 90 days after the beginning of each fiscal year of the Borrower, statements of forecasted income and cash flow for the Borrower for each fiscal quarter in such fiscal year and a forecasted balance sheet of the Borrower, all such forecasted statements to be on a consolidated and consolidating basis, together with supporting assumptions, as at the end of each fiscal quarter, all in reasonable detail and reasonably satisfactory in scope to the Bank.

                  (i) As soon as practicable and in any event within 10 days after the end of each quarter, a Borrowing Base Certificate, signed by the chief financial officer of the Borrower, reporting the Borrowing Base as of the last day of the month just ended, provided that, in the event the Borrower requests an Advance under this Agreement, the Borrower shall submit with such request, a Borrowing Base Certificate as of the last day of the most recent month end signed by the chief financial officer of the Borrower and the Borrower shall submit a Borrowing Base Certificate, so signed, as of the last day of each month as soon as practicable and in any event within 10 days after the end of each month until all outstanding Advances are repaid.

                  2.3 MERGER. Section 6.1 of the Amended and Restated Credit Agreement is amended by (i) deleting therefrom the phrase "$3,000,000 or 15% of Tangible Net Worth" and inserting in its place "$10,000,000 or 20% of Tangible Net Worth" and (ii) by adding the following at the end thereof, before the period:

                  "; provided, further, that so long as Total Revolving Outstandings are zero, the Borrower may proceed with any merger not otherwise allowed under (a) or (b) of this Section 6.1 so long as it is the surviving entity, but if the Borrower does so, the Bank need not make any Advances under this Agreement unless it consents to any such merger in writing within 30 days after such merger".

                  2.4 SALE OF ASSETS. Section 6.2 of the Amended and Restated Credit Agreement is amended by deleting therefrom the phrase "$3,000,000 or 15% of Tangible Net Worth" and inserting in its place "$5,000,000 or 15% of Tangible Net Worth".

                  2.5 CAPITAL EXPENDITURES. Section 6.8 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

                  Section 6.8 Capital Expenditures The Borrower will not make Capital Expenditures in any fiscal year in excess of $30,000,000.

                  2.6 INVESTMENTS. Section 6.9 of the Amended and Restated Credit Agreement is amended (i) by amending subsection (h) by deleting therefrom the phrase "$3,000,000 or 15% of Tangible Net Worth" and inserting in its place "$10,000,000 or 20% of Tangible Net Worth", and
         (ii) by adding the following new subsections (k) and (l) immediately following subsection (j):

                  (k) Investments in the form of loans or credit extended to Subsidiaries formed after the Closing Date so long as the total of all such Investments does not violate any other restriction in this Agreement.

                  (l) Any other Investments of the type allowed under Section 6.9(h) in excess of the amount allowed therein so long as Total Revolving Outstandings are zero, but if the Borrower makes any such Investment, the Bank need not make any Advances under this Agreement unless it consents to any such Investment in writing within 30 days after the Borrower makes any such Investment.

                  2.7 LEASES. Section 6.13 of the Amended and Restated Credit Agreement is amended by deleting therefrom the dollar amount "$24,000,000" and inserting in its place "$25,000,000".

                  2.8 INTEREST COVERAGE RATIO. Section 6.14 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

                  Section 6.14 Interest Coverage Ratio. The Borrower will not permit the ratio, as of the last day of any Interest Coverage Measurement Period, of (a) its EBITDA for such Interest Coverage Measurement Period to (b) its Interest Expense for such Interest Coverage Measurement Period to be less than 3.00 to 1.00.

                  2.9 FIXED CHARGE COVERAGE RATIO. Section 6.15 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

                  Section 6.15 Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than 2.00 to 1.0 at the end of any fiscal quarter of the Borrower for the four consecutive fiscal quarters then ended.

                  2.10 CASH FLOW LEVERAGE RATIO. Section 6.16 of the Amended and Restated Credit Agreement is amended to read in its entirety as follows:

                  Section 6.16. Cash Flow Leverage Ratio. The Borrower will not permit, as of the end of any fiscal quarter, the ratio of (a) all Indebtedness outstanding as of such date on which interest is charged, accrued or deemed incurred pursuant to GAAP, to (b) Net Cash Flow for the Cash Flow Measurement Period ended on such date (the "Cash Flow Leverage Ratio") to exceed 1.50 to 1.00.

                  2.11 EVENTS OF DEFAULT. Sections 7.1(e) and 7.1(l) of the Amended and Restated Credit Agreement are amended to read in their entireties as follows:

                  (e) Reserved.

                  (l) Reserved.

                  2.12 EXHIBITS. Exhibits A, B and E to the Amended and Restated Credit Agreement are deleted and Exhibits A, B, and C hereto are substituted in their places as Exhibits A, B and E, respectively.

                  SECTION 3. EFFECTIVENESS OF AMENDMENTS. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

                  3.1 This Amendment and the Revolving Note in the form of Exhibit C hereto (the "New Revolving Note"), each duly executed by the Borrower.

                  3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the New

         Revolving Note certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Bank with a certificate of the Secretary of the Borrower dated May 31, 2001 except for an amendment to the Certificate of Incorporation increasing the Borrower's authorized shares (with a copy thereof attached to the certification), and (ii) identifying each officer of the Borrower authorized to execute this Amendment, the New Revolving Note and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

                  3.3 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

                  3.4 A good standing certificate for the Borrower and each Guarantor from the jurisdiction of their respective incorporations issued not more than 30 days prior to the date of this Amendment.

                  3.5 The Borrower shall have paid the Bank an amendment fee of $10,000.

                  3.6 A guaranty in form and substance reasonably satisfactory to the Bank, duly executed by each Guarantor.

                  3.7 A copy of the resolutions of the Board of Directors of the each Guarantor authorizing the execution, delivery and performance of its Guaranty certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) attaching a true and correct copy of the Certificate or Articles of Incorporation and Bylaws and all amendments thereto of such Guarantor, and (ii) identifying each officer of the Guarantor authorized to execute the Guaranty and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

                  3.8 The Borrower shall have satisfied such other conditions as specified by the Bank, including payment of all unpaid legal fees and expenses incurred by the Bank through the date of this Amendment in connection with the Amended and Restated Credit Agreement and the Amendment Documents.

                  SECTION 4. REPRESENTATIONS, WARRANTIES, AUTHORITY, NO ADVERSE CLAIM.

                  4.1 REASSERTION OF REPRESENTATIONS AND WARRANTIES, NO DEFAULT. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Amended and Restated Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Amended and Restated Credit Agreement, and (b) there will exist no Default or Event of Default under the Amended and Restated Credit Agreement as amended by this Amendment on such date which has not been waived by the Bank.

                  4.2 AUTHORITY, NO CONFLICT, NO CONSENT REQUIRED. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank.

                  4.3 NO ADVERSE CLAIM. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Bank with respect to the Borrower's obligations under the Amended and Restated Credit Agreement as amended by this Amendment.

                  SECTION 5. AFFIRMATION OF AMENDED AND RESTATED CREDIT AGREEMENT, FURTHER REFERENCES. The Bank and the Borrower each acknowledge and affirm that the Amended and Restated Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Amended and Restated Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Amended and Restated Credit Agreement are hereby amended and shall refer to the Amended and Restated Credit Agreement as amended by this Amendment.

                  SECTION 6. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

                  SECTION 7. SEVERABILITY. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

                  SECTION 8. SUCCESSORS. The Amendment Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.

                  SECTION 9. LEGAL EXPENSES. The Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Bank) incurred in connection with the Amended and Restated Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Amended and Restated Credit Agreement.

                  SECTION 10. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

                  SECTION 11. COUNTERPARTS. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

                  SECTION 12. GOVERNING LAW. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

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                  SECTION 13. RELEASE OF SECURITY INTEREST. On the effective date of this Amendment and upon compliance with all conditions set forth in
Section 3 of this Amendment, the Bank hereby terminates and releases its security interest in all and any of the assets of the Borrower, including, without limitation, any security interests arising under the Amended and Restated Security Agreement dated as of May 31, 2001, the Second Amended and Restated Collateral Assignment of Copyrights and the Second Amended and Restated Collateral Assignment of Trademarks, each dated as of May 31, 2001. The Bank will file such termination statements and related documents as reasonably required to terminate all UCC, Copyright and U.S. Patent and Trademark Office filings, at the expensed of the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.


BORROWER:
                                        LAWSON SOFTWARE, INC.


                                        By:  /s/ Robert G. Barbieri
                                             -----------------------------------

                                        Title:   Chief Financial Officer


BANK:
                                        U.S. BANK NATIONAL ASSOCIATION


                                        By:  /s/ Robert A. Rosati
                                             -----------------------------------

                                        Title:   Senior Vice President
                                              ----------------------------------






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